Exhibit 99.2

Kura Oncology Announces Pricing of $100 Million Public Offering of Common Stock

SAN DIEGO, June 18, 2019 – Kura Oncology, Inc. (Nasdaq: KURA), a clinical-stage biopharmaceutical company focused on the development of precision medicines for oncology, today announced the pricing of an underwritten public offering of 5,900,000 shares of its common stock at a price to the public of $17.00 per share. Kura has granted the underwriters a 30-day option to purchase up to an additional 885,000 shares of its common stock. The offering is expected to close on or about June 21, 2019, subject to customary closing conditions. The gross proceeds to Kura from the offering, excluding any exercise by the underwriters of their 30-day option to purchase additional shares, are expected to be $100.3 million, before deducting underwriting discounts and commissions and other offering expenses payable by Kura.

SVB Leerink and Cowen are acting as joint book-running managers for the offering. Wedbush PacGrow and Oppenheimer & Co. are acting as co-lead managers, and H.C. Wainwright & Co. is acting as co-manager for the offering.

The securities described above are being offered by Kura pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Kura with the Securities and Exchange Commission (the “SEC”) and that was declared effective on November 21, 2018. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@svbleerink.com, or Cowen and Company, LLC c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by telephone at (631) 592-5973, or by email at PostSaleManualRequests@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. Kura’s pipeline consists of small molecule drug candidates that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura’s lead drug candidate is tipifarnib, a farnesyl transferase inhibitor, for which Kura has initiated a registration-directed trial in recurrent or metastatic patients with HRAS mutant HNSCC. In addition, tipifarnib is being evaluated in multiple other Phase 2 clinical trials in solid tumor and hematologic indications. Kura’s pipeline also includes KO-947, an ERK inhibitor, currently in a Phase 1 dose-escalation trial, and KO-539, a menin-MLL inhibitor, which has been cleared to begin a Phase 1 clinical trial.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the completion, timing and size of the offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Kura’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the offering, as well as risks and uncertainties associated with Kura’s business and finances in general, and the other risks described in Kura’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2019 and other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Kura undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Company:

Pete De Spain

Vice President, Investor Relations &

Corporate Communications

(858) 500-8803

pete@kuraoncology.com

Investors:

Robert H. Uhl

Managing Director

Westwicke Partners, LLC

(858) 356-5932

robert.uhl@westwicke.com

Media:

Jason Spark

Managing Director

Canale Communications

(619) 849-6005

jason@canalecomm.com